Exhibit 99.1

Stronghold Announces Preliminary First Quarter 2024 Results

NEW YORK, April 25, 2024 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, or the “Company”) today reported preliminary unaudited financial results for the first quarter ended March 31, 2024:

First Quarter 2024 Financial Performance

Stronghold generated an estimated $27.5 million of revenue, an estimated $5.8 million of GAAP Net Income, and an estimated $8.7 million of adjusted EBITDA1 during the first quarter of 2024. Revenue comprised an estimated $26.7 million from cryptocurrency mining, an estimated $0.7 million from the sale of energy, and an estimated $0.1 million of other revenue during the quarter. The period featured two extremes: improving Bitcoin mining economics from January through March and depressed PJM power prices to end the winter in January and February. In addition to the improved Bitcoin mining economics experienced during the first quarter, Stronghold’s improved operational execution in the first quarter led to improved hash rate utilization compared to prior quarters.

Conference Call

Stronghold has scheduled its first quarter 2024 earnings conference call on Thursday, May 2nd at 11:00 a.m. Eastern Time to discuss its operations and financial results from the first quarter ended March 31, 2024. A press release detailing these results will be issued before the market opens on the same day.

Stronghold management will provide prepared remarks, followed by a question-and-answer period.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at ir.strongholddigitalmining.com. To access the call by phone, please use the following link Stronghold Digital Mining First Quarter 2024 Earnings Call. After registering, an email will be sent, including dial-in details and a unique conference call access code required to join the live call. To ensure you are connected prior to the beginning of the call, please register a minimum of 15 minutes before the start of the call.

A replay will be available on the Company's Investor Relations website shortly after the event at ir.strongholddigitalmining.com.

Use and Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Adjusted EBITDA, as a measure of our operating performance. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, further adjusted by the removal of one-time transaction costs, non-recurring expenses, realized gains and losses on the sale of long-term assets, expenses related to stock-based compensation, gains or losses on derivative contracts, gain or losses on extinguishment of debt, commissions on the sale of ash, or changes in the fair value of warrant liabilities in the period presented. See reconciliation below.

1 See preliminary non-GAAP reconciliations.

Our board of directors and management team use Adjusted EBITDA to assess our financial performance because they believe it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense and income), asset base (such as depreciation, amortization, impairment, and realized gains and losses on the sale of long-term assets) and other items (such as one-time transaction costs, expenses related to stock-based compensation, and gains and losses on derivative contracts) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measure should not be considered an alternative to the most directly comparable GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modifications may be material. Adjusted EBITDA has important limitations as an analytical tool. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP, and it should be read in conjunction with the financial statements contained in our filings with the Securities and Exchange Commission. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Preliminary Non-GAAP Reconciliations:

A reconciliation of the Company’s net income (loss), the closest GAAP measure, to Adjusted EBITDA is presented in the following table:

STRONGHOLD DIGITAL MINING, INC.
RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended
(in thousands)	March 31, 2024	March 31, 2023
Net Income (Loss)—GAAP	$5,842	$(46,661)
Plus:
Interest expense	2,263	2,384
Depreciation and amortization	9,515	7,723
Loss on debt extinguishment	-	28,961
Impairments on digital currencies	-	71
Non-recurring expenses[1]	837	682
Stock-based compensation	1,939	2,449
Loss on disposal of fixed assets	-	91
Realized gain on sale of miner assets	(36)	-
Realized gain on sale of digital currencies[2]	-	(327)
Changes in fair value of warrant liabilities	(11,678)	715
Accretion of asset retirement obligation	14	13
Adjusted EBITDA—Non-GAAP	$8,696	$(3,898)

1 Includes the following non-recurring expenses: One-time legal fees, out-of-the-ordinary major repairs and upgrades to the power plant, and other one-time items.
2 As previously disclosed, the Company adopted ASU 2023-08 effective January 1, 2024, using a modified retrospective transition method, with a cumulative-effect adjustment of approximately $0.1 million recorded to the opening balance of retained earnings. For 2024 and beyond, in conjunction with this accounting change, realized gains and losses on the sale of digital currencies will no longer be excluded from Adjusted EBITDA. Following the adoption of ASU 2023-08, realized gains (net of realized losses) on the sale of digital currencies were approximately $0.6 million and unrealized gains (net of unrealized losses) on digital currencies were insignificant for the three months ended March 31, 2024.

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Investor Contact:
Matt Glover or Alex Kovtun
Gateway Group, Inc.
SDIG@gateway-grp.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com

Forward Looking Statements:

The information, financial projections and other estimates contained herein contain “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the anticipated performance of the Company and its assets. Such  projections and estimates are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company concerning the future performance of the Company and are subject to significant business, financial, economic, operating, competitive and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements and information included herein. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Forward-looking statements may include statements about various risks and uncertainties, including those described under the heading "Risk Factors" as detailed from time to time in Stronghold’s reports filed with the SEC, including Stronghold’s annual report on Form 10-K filed on March 8, 2024, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. Such risk and uncertainties are not exclusive. Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Additionally, descriptions herein of market conditions and opportunities are presented for informational purposes only; there can be no assurance that such conditions will actually occur or result in positive returns. Recipients of this communication should make their own investigations and evaluations of any information referenced herein.